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                                                                   EXHIBIT 10.35



                         JOINT DEVELOPMENT AND LICENSE

                                   AGREEMENT

                                    BETWEEN

                           SIEMENS AKTIENGESELLSCHAFT

                                      AND

                                  P-COM, INC.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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                               TABLE OF CONTENTS

Parties

Recitals                                                           Page

Article     1  Definitions                                           1
Article     2  Joint Products                                        4
          2.1  Initial Joint Products                                4
          2.2  Additional Joint Products                             4
Article     3  Joint Development                                     5
          3.1  Management Steering Committee (MSC)                   5
          3.2  Operational Management                                6
          3.3  Supply and Use of Documentation, Updated
               Documentation and Labeling                            7
          3.4  License to Enable Use of Joint Results and
               Documentation                                         7
          3.5  Joint Ownership, Use and Disposition of Joint
               Results                                               8
          3.6  Default, Failure, Inability to Perform, Breach and
               License                                               9
          3.7  Field Trials and Demonstrations                       9
          3.8  Title and Risk of Loss                               10
          3.9  Technical Assistance and Training                    10
         3.10  Compliance                                           10
         3.11  Samples for Siemens Tests                            10
Article     4  Trademarks Excluded                                  11
Article     5  Payments                                             11
Article     6  Representations and Warranties                       11
          6.1  P-Com Representations and Warranties                 11
          6.2  Siemens Representations and Warranties               12
          6.3  Warranties                                           13
          6.4  Design Liability Indemnification                     14
          6.5  Patent Indemnification                               14
Article     7  Term and Termination                                 16
Article     8  Effect of Termination                                17
Article     9  General Indemnification                              17
Article    10  Limitation of Liability                              17
Article    11  Governing Law                                        18
Article    12  Non-Assignable                                       18
Article    13  Notices                                              18

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Article    14  Independent Contractors                              19
Article    15  Force Majeure and Delays                             19
Article    16  No Waiver of Rights                                  20
Article    17  Serverability of Provisions                          20
Article    18  Publicity                                            20
Article    19  Entire Agreement                                     20
Article    20  Arbitration                                          21
Article    21  EEC Notification/Registration                        22
Article    22  Non-Disclosure of Confidential Information           22
Article    23  Export Controls                                      23
Article    24  Incorporation of APPENDICES                          23
Article    25  Counterparts                                         23

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     THIS JOINT DEVELOPMENT AND LICENSE AGREEMENT ("JDL AGREEMENT") is made and entered into as of this 30th day of June 1998 ("EFFECTIVE DATE") by and between SIEMENS AKTIENGESELLSCHAFT, a corporation organized under the laws of Federal Republic of Germany, represented through its public telecommunications network division ON, having its principal place of business at Hofmannstrasse 51, 81359 Munich, Germany ("SIEMENS"), and P-COM, INC., a Delaware corporation, having its principal place of business at 3175 Winchester Boulevard, Campbell, California 95008 USA. ("P-COM").

                                    RECITALS

     WHEREAS, P-Com develops, manufactures and supplies certain wireless access products; and

     WHEREAS, Siemens develops, manufactures and supplies telecommunications systems and solutions, including ATM products; and

     WHEREAS, due to the complementary core competencies of P-Com and Siemens, the Parties desire to enter into a strategic business relationship consisting of
(1) this JDL Agreement for the joint development pursuant to this JDL Agreement of Joint Products (defined below) designed to be integrated and configured into PTM Transmission Systems (defined below) marketed by each of the Parties, and
(2) a separate OEM Agreement for the sale and supply of Siemens and P-Com products by Siemens and P-Com to each other for resale and integration and configuration into PTM Transmission Systems; and (3) a separate agreement for the sale by P-Com to Siemens of P-Com's point-to-point radio products;

       WHEREAS, for purposes of this JDL Agreement, a PTM Transmission System consists of a P-Com Radio System (defined below), a Siemens Asynchronous Transfer Mode (ATM) switch, network management and Joint Products together which provides local transport of information between shared central locations and multiple remote locations;

     NOW THEREFORE, the Parties, for valuable consideration, receipt of which is hereby acknowledged and in consideration of the premises, covenants and agreements, contained herein, mutually agree as follows:


                            ARTICLE 1 - DEFINITIONS

     Wherever used in this JDL Agreement, the following capitalized terms (singular or plural) shall have the following meanings:

1.1 "JDL AGREEMENT" shall mean this JOINT DEVELOPMENT AND LICENSE AGREEMENT, including any and all APPENDICES hereto, as amended from time to time by mutual agreement of the Parties in accordance with the terms of this JDL Agreement.

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1.2  "ADDITIONAL JOINT PRODUCTS" shall mean Joint Products added to APPENDIX 2.2 as attached hereto, and as amended by mutual agreement of the Parties after the Effective Date.

1.3 "ENGINEERING DOCUMENTATION" shall mean all written and machine readable information agreed to be provided by P-Com, relating to the design of Joint Products and Improvements including that generally listed in APPENDIX 1.3

1.4 "FIRMWARE" shall mean the software programs, which are stored in machine executable form within non-volatile memory and operate embedded processors within Joint Products.

1.5 "FIRMWARE SOURCE CODE" shall mean the program statements in human readable form and written in a high level or assembly language which is compiled or assembled to create Firmware.

1.6 "GENERAL KNOW-HOW" shall mean technical or functional data and information, unpatented inventions, technical specifications or data (including requirement, functional or design specifications), designs, drawings, processes, techniques, methods, computer programming techniques, programmer notes and instructions, algorithms, Software, Software Source Code, Firmware, Firmware Source Code, test plans and test results, including all corrections, modifications, changes, whether tangible, intangible, oral, written or otherwise, regardless of media. "General Know-How" does not include "Joint Results".

1.7 "IMPROVEMENTS" shall mean modifications, enhancements, improvements, revisions and new versions, including but not limited to those made pursuant to engineering change orders which remedy defects, and those which add features or abilities to Joint Products.

1.8 "INITIAL JOINT PRODUCTS" shall mean the Joint Products listed in APPENDIX 2.1.1.

1.9 "JOINT PRODUCTS" shall mean those products (including Initial Joint Products and Additional Joint Products) which are jointly developed by the Parties pursuant to this JDL Agreement for integration into and installation of PTM Transmission Systems. APPENDIX 1.9 lists the Joint Products, including the identifying capabilities of each Joint Product, and the minimum differences in design, function and feature necessary for a product developed by a Party with the same identifying capabilities to not be considered a Joint Product.

1.10 "JOINT RESULTS" shall mean all information relating to the design, manufacture, installation, integration, service, support, maintenance, and use of the Joint Products which is created by a Party pursuant to this JDL Agreement, including the Engineering Documentation, Manufacturing Documentation, User Documentation, unpatented inventions, Patents or works, techniques, methods, computer programming techniques,

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     algorithms, and including all corrections, modifications, and changes, whether tangible or intangible, written or oral.

1.11 "MANAGEMENT STEERING COMMITTEE" ("MSC") shall mean the group of individuals designated by the Parties to serve as described in Article 3 of this JDL Agreement.

1.12 "MANUFACTURING DOCUMENTATION" shall mean all written or machine readable information necessary for the manufacture of a Joint Product agreed to be provided by P-Com including that described in APPENDIX 1.12.

1.13 "PARTIES" shall mean both P-Com and Siemens collectively, and "PARTY" shall mean either P-Com or Siemens.

1.14 "PATENTS" shall mean patents and patent applications, including all divisions, continuations, continuations-in-part, reissues and reexaminations of the foregoing, and any corresponding patent applications and patents, worldwide, including any renewals and extensions thereof; copyright and maskwork rights and registrations; all other statutory rights and protections worldwide, in any and all jurisdictions, including all renewals and extensions thereof. "Patents" does not include any rights in trademarks or trade names, and does not include any trademark registrations or applications for registration of trademarks, in any jurisdiction, worldwide.

1.15 "PTM RADIO SYSTEM" shall mean the point to multi-point radio system described in APPENDIX 1.16.

1.16 "PTM TRANSMISSION SYSTEM" shall mean the point to multi-point wireless transmission system identified in APPENDIX 1.16 to this JDL Agreement, consisting of interconnected hardware, software, and the Joint Products, which transports information between a shared central location and multiple remote locations.

1.17 "SOFTWARE" shall mean software programs which operate on commercially available computing equipment in machine executable form.

1.18 "SOFTWARE SOURCE CODE" shall mean the program statements in human readable form and written in a high level or assembly language which is compiled or assembled to create Software.

1.19 "SUBSIDIARIES" shall mean any entity (incorporated or unincorporated) which is directly or indirectly controlling, controlled by, or under direct or indirect common control with either Party hereto; "control" for purposes of this JDL Agreement means ownership of 50% or more of the securities or the ownership interest in such entity, having the right to vote for the election of directors or otherwise having the power to direct the management and policies of such entity (such as by contract) as long as such control exists.

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1.20 "TECHNICAL SPECIFICATIONS" shall mean a document which the Parties agree describes a Joint Product or Improvements, including but not limited to functionality and performance criteria.

1.21 "TERM" shall be as defined in Section 7.1

1.22 "USER DOCUMENTATION" shall mean information necessary to sell, install, configure, and maintain the Joint Products, including installation, operation, and maintenance manuals; and, if available, engineering and planning guides, user guides, quick reference guides, technical bulletins, system descriptions, and marketing brochures.

1.22 Wherever used in this JDL Agreement, "includes" or "including" are words of inclusion not exclusion and shall be interpreted and construed as though followed by the words "but not limited to".


                           ARTICLE 2 - JOINT PRODUCTS

2.1  INITIAL JOINT PRODUCTS

     2.1.1 Siemens and P-Com agree to jointly develop the Initial Joint Products listed in APPENDIX 2.1.l

     2.1.2 APPENDIX 2.1.2 sets forth the milestones for the development work, which shall be met by each Party in performing its Initial Development responsibilities and obligations. The milestones may not be modified except pursuant to prior written agreement of the MSC.

     2.1.3 APPENDIX 2.1.3 sets forth the mutually agreed upon Technical Specifications for the Initial Joint Products. The Technical Specifications for the Initial Joint Products may be modified only pursuant to the prior written agreement of the Parties.

2.2  ADDITIONAL JOINT PRODUCTS

     2.2.1 From time to time during the Term of this JDL Agreement, the Parties shall discuss the joint development of other components or products for use in PTM Transmission Systems or other wireless transmission systems. Such joint development may include development of Improvements or development of Additional Joint Products.

     2.2.2 If the Parties agree to jointly develop an Additional Joint Product or Improvement, the Parties shall negotiate and agree on: the Technical Specifications for the Improvements or Additional Joint Products; the responsibilities and obligations of each Party for the development work to be performed; the milestones to be met; and the manner in which the development

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            work will be funded by the Parties. Upon such agreement, APPENDIX
            2.2 shall be added to include such Improvements or Additional Joint Products and associated Technical Specifications, obligations of the Parties, milestones to be met, and method of funding. In addition, APPENDIX 1.9 shall be revised to include descriptions of how each Additional Joint Product shall cease to be considered a Joint Product for the purposes of Section 3.5.4 and 3.5.5 .


                         ARTICLE 3 - JOINT DEVELOPMENT

3.1  MANAGEMENT STEERING COMMITTEE (MSC)

     3.1.1 The Parties hereby establish a Management Steering Committee whose responsibilities for Initial Joint Products shall consist of: (i) monitoring and reviewing the Technical Specifications and any and all changes to the Technical Specifications, (ii) monitoring and reviewing the progress of the development in accordance with the milestones, and all changes to development schedules, and (iii) periodic reviews of all work performed and results to date. All changes to the Technical Specifications, any changes to the development schedules, and any other modifications or changes, which are amendments or modifications to any agreement between the Parties including this JDL Agreement or any APPENDICES hereto or thereto, shall require the prior written consent and agreement of the Parties hereto or thereto. Neither Party shall be obligated or required to grant power or authority to its designee(s) on the Management Steering Committee to bind it to any agreement or understanding or any amendments to any agreement including this JDL Agreement or any APPENDICES hereto. The Parties shall indicate their votes or written consent on any matters in three (3) business days.

     3.1.2 The Management Steering Committee's responsibilities for development of Improvements and Additional Joint Products shall include: (i) reviewing and monitoring of Technical Specifications and any changes thereto, (ii) reviewing and monitoring the progress of the development in accordance with the Milestones and all changes to the development schedules and (iv) periodic reviews of all work performed and results to date. All changes to the Technical Specifications, any changes to the development schedules, and any other modifications or changes, which are amendments or modifications to any Agreement between the Parties, including this JDL Agreement, or any APPENDICES hereto or thereto, shall require the prior written consent and agreement of the Parties hereto or thereto. Neither Party shall be obligated or required to grant power or authority to its designee(s) on the Management Steering Committee to bind it to any agreement or understanding, or any amendments to any agreement including this JDL Agreement or any APPENDICES hereto. The Parties shall indicate their votes or written consents on any matters in three (3) business days.

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     3.1.3  The MSC shall consist of two (2) designees designated by Siemens and two (2) designated by P-Com. The initial members of the MSC are:

                  P-Com:    Pier Antoniucci and Ed Gerhardt
                  Siemens:  Mike Beaule and Ulrich Wieland

            Each Party may replace its designee and designate other persons to serve on the MSC upon written notice to the other Party.

     3.1.4 The MSC may only meet and conduct business if at least one (1) Siemens designee and one (1) P-Com designee are present. Meetings of the MSC shall take place by telephone or in person at mutually agreed upon locations and times, but in no case later than three (3) business days after the requisite written notice of and request for a meeting is provided by one Party to the other Party.


3.2  OPERATIONAL MANAGEMENT

     3.2.1 Day to day responsibility for the development activities associated with the Initial Joint Products and Additional Joint Products shall reside in P-Com with such responsibilities to include operational supervision, oversight, and management of the (i) project organization, (ii) development process and progress, (iii) selection of technical staff (including outside contractors, if any) and supervision and monitoring of results, (iii) qualification and selection of hardware and software components, (iv) implementation of day to day design/feature tradeoffs, (v) conduct of development meetings and reviews, (vi) expenditure of budgeted funds, and (vii) performance of conformance testing.

     3.2.2 Conformance Testing. P-Com will provide conformance tests procedures which shall be used to verify that each Joint Product is in conformance with the applicable Technical Specifications as part of the material required for the design review milestone referenced in APPENDIX 2.1.1 or 2.2 as the case may be. Siemens may propose and insist upon additions or modifications to such conformance test procedures inclusion of which will not be unreasonably refused by P-Com. P-Com will provide timely notice of scheduled conformance testing of Improvements and Joint Products with associated test procedures provided to Siemens in advance and Siemens may provide designees or representatives to participate in such conformance testing Disputes regarding such conformance test procedures or test results shall be referred to the MSC. Such participation by Siemens shall not relieve P-Com of its responsibilities for the development described herein.

     3.2.3 Siemens or its Subsidiary shall have the right, from time to time at Siemens' option, to assign up to five individuals to assist in the development of the Initial Joint Products or Additional Joint Products and further that such individuals shall

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            (i) have responsibilities which are mutually agreed to by the
            Parties, (ii) have their day to day work supervised by P-Com management in a manner equivalent to P-Com employees or sub-contractors that perform similar work, (iii) have minimum educational qualifications of a bachelors degree in electrical engineering or computer science, (iv) have a minimum of five years work experience in electronic design, (v) be available for the time necessary to complete assigned tasks, and (vi) speak the English language fluently, and further, P-Com may terminate the participation of any such individuals in such Joint Product development if, in P-Com's reasonable opinion, such individuals are not providing the quality, quantity, or timeliness of work agreed upon by the Parties per (i) above; and in this event Siemens shall have the option of replacing any such terminated individuals. Siemens shall indemnify P-Com against any injury, damage or expense (including reasonable attorney's fees and costs) resulting from any act or omission by any such Siemens' employee in the performance of his/her activities pursuant to this Section 3.2.3 absent any negligence, omission, or willful misconduct or any participation therein on the part of P-Com or its employees or agents.

3.3  SUPPLY AND USE OF DOCUMENTATION, UPDATED DOCUMENTATION, AND LABELING

     3.3.1 P-Com shall prepare and supply Siemens with one (1) timely, complete, and up-to-date set of the Engineering Documentation, Manufacturing Documentation and User Documentation for each of the Joint Products, Improvements, or Additional Joint Products within thirty (30) days of the production availability milestone as set forth in APPENDIX 2.1.2. Subsequent to delivery to Siemens of such Documentation, P-Com shall prepare and supply Siemens with one timely, complete and up to date set of any and all additions, corrections, modifications, and changes made by P-Com to such Documentation for any reason including additions, corrections, modifications or changes to the Joint Product.

     3.3.2 Both Parties may use, modify, copyright, and reproduce such Engineering Documentation, Manufacturing Documentation and User Documentation of Joint Products in any manner subject to the terms and conditions of this JDL Agreement. Such Documentation and the information contained therein shall not be used in breach of the terms set forth in this JDL Agreement.

3.4  LICENSE TO ENABLE USE OF JOINT RESULTS AND DOCUMENTATION

     Subject to Sections 3.5.4 and 3.5.5 hereof, each Party (Licensor) grants to the other Party (Licensee) a non-exclusive, non-assignable and non-transferable license under its Patents and its General Know-How to use such Patents or General Know-How of Licensor incorporated into and contained in the Joint Products and Joint Results, to develop, have developed, manufacture, have manufactured, use, market, distribute and sell Joint Products (including any modifications, enhancements, derivatives, new versions or future generations thereof). The rights, licenses and obligations granted hereunder by P-Com to

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     Siemens shall extend to Siemens' Subsidiaries who are engaged in the development, manufacture, marketing, service and support of the Joint Products.

3.5  JOINT OWNERSHIP, USE AND DISPOSITION OF JOINT RESULTS

     3.5.1  The Joint Results shall be jointly owned by Siemens and P-Com [*].

     3.5.2 Each joint owner agrees to cooperate with the other owner in the enforcement of any jointly owned Patent rights against any third party infringes by joining in such action or providing such rights and authorizations as may be required by law to enable the other owner to bring an action and recover for infringement against a third party; where one party (and its Subsidiaries) to such action or proceedings elects not to share or for any reason does not share in any recoveries or settlements resulting therefrom, its costs and expenses (including reasonable attorneys fees) shall be paid for by the other party to such action or proceeding who is entitled to all recoveries or settlements resulting therefrom.

     3.5.3 Each Party agrees to share equally in all costs of applying for, obtaining, maintaining and renewing Patents relating to inventions or works resulting from development activities conducted under
            Article 2 of this JDL Agreement, and agrees to cooperate with the other Party by providing such information as it may have regarding such inventions or works. Refusal or failure of either Party to pay its share of such costs and expenses, shall not constitute a material breach of this JDL Agreement entitling the non-breaching Party to terminate this JDL Agreement; however, the non-breaching Party shall have the right to pursue such other rights and remedies as it may have against the breaching Party, at law, by contract, or otherwise.

     3.5.4 P-Com grants to Siemens a license under P-Com General Know-How other than that licensed under Section 3.4 to interface Joint Products solely with P-Com PTM Radio Systems and further, P-Com grants to Siemens a non-exclusive license to sell Joint Products directly to an End Purchaser and [*].

            Provided, however, if P-Com is in material breach or default of this JDL Agreement or the OEM Agreement, or P-Com fails to provide Siemens with P-Com OEM Product, or makes an arrangement with creditors or a filing in bankruptcy or is insolvent, then this condition [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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            [*].

     3.5.5  [*].


3.6  DEFAULT, FAILURE, INABILITY TO PERFORM, BREACH, AND LICENSE

     In the event that (i) P-Com fails, is unable or unwilling to complete the development of any Initial Joint Products as provided in this JDL Agreement, (ii) Siemens terminates as provided in Section 7.2 of this JDL Agreement, and (iii) Siemens does not exercise its rights under Section 8.1 of this JDL Agreement, Siemens shall have the right to elect to complete or have completed such development, and to manufacture, have manufactured, use, market, distribute and sell the Joint Products in PTM Transmission Systems. Upon Siemens election to exercise such right, P-Com agrees to promptly deliver to Siemens any and all Engineering Documentation and Joint Results in written or machine readable form, regardless of media, including but not limited to design documentation prepared in accordance with P-Com's ISO 9000 certified procedures, which is available at P-Com at the time of such exercise by Siemens. P-Com hereby grants to Siemens a non-exclusive license under its Patents and in its General Know-How to complete such development, and to develop, manufacture, have manufactured, use, market, distribute and sell the Joint Products in PTM Transmission Systems, including any modifications, enhancements, derivatives, new versions, or future generations of such Joint Products. The rights, licenses and obligations granted hereunder to Siemens shall extend to Siemens' Subsidiaries. Furthermore, P-Com agrees that P-Com will provide at no charge to Siemens reasonable access to P-Com's design staff to support Siemens in completing such Joint Product design.

3.7  FIELD TRIALS AND DEMONSTRATIONS

     In the event of field trials or demonstrations in which Joint Products are installed and used, each Party shall make its own arrangements for the manufacture and supply of Joint

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     Products for use for such purposes. P-Com agrees, upon request of Siemens, particularly where Siemens has not yet received the Engineering Documentation, Manufacturing Documentation and User Documentation or commenced commercial manufacture of the Joint Products, to manufacture and supply Joint Products to Siemens for Siemens' conducted field trials or demonstrations; the Parties shall discuss and agree upon reasonable price and terms for such quantities as Siemens may require for such Siemens field trials or demonstrations.

3.8  TITLE AND RISK OF LOSS

     Title to prototypes, samples, any other deliverables deliverable by P-Com to Siemens, shall pass to Siemens from P-Com upon their coming into being. Title to tangible and intangible Joint Results under this JDL Agreement shall vest in P-Com and Siemens as joint owners upon such tangible and intangible Joint Results first coming into being. Risk of loss or damage to tangibles such as prototypes, samples, any Documentation (Engineering, Manufacturing, or User) deliverable by P-Com to Siemens, shall pass upon delivery in hand, personally, by P-Com (or Siemens' designated carrier) to a Siemens' representative.

3.9  TECHNICAL ASSISTANCE AND TRAINING

     In the course of the development process, P-Com agrees to provide technical assistance and training to facilitate technology transfer from P-Com to Siemens with respect to the Joint Results and Joint Products. P-Com provided technical assistance and training will include adequate training materials with respect to the Joint Products including their use, service, support and maintenance. Technical assistance and training shall also be conducted in parallel with the development process as reasonably necessary to enable Siemens to prepare for introduction, marketing, sale, service, support and maintenance of the Joint Products and PTM Transmission Systems. The details of such training, e.g. date, duration, location, cost to Siemens, number of trainees, etc. will be agreed upon on a case by case basis by P-Com and Siemens.

3.10 COMPLIANCE

     3.10.1 P-Com represents and warrants that the Joint Products when completed will qualify for the approvals listed in APPENDIX 3.10.1, and that no modifications are necessary for the Joint Products to qualify for such approvals. In the event of any breach of this representation and warranty, P-Com shall, upon request of Siemens, promptly perform all modifications and changes necessary to correct the same, at its cost and expense.

     3.10.2 P-Com shall promptly provide Siemens with all information necessary for Siemens to obtain any approvals which Joint Products are qualified for in APPENDIX 3.10.1.

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3.11 SAMPLES FOR SIEMENS TESTS

     Upon request of Siemens, P-Com shall at its own expense deliver to Siemens free of charge one (1) sample of each Joint Product for testing purposes. If Siemens requests additional samples, P-Com agrees to provide such samples at a price which will be [*] of the P-Com's list price. Each sample shall be accompanied by appropriate information, instructions, and User Documentation, and shall not be resold by Siemens.

                        ARTICLE 4 - TRADEMARKS EXCLUDED

     No rights or licenses whatsoever are granted or required to be granted by either Party or its Subsidiaries to the other Party or its Subsidiaries with respect to any trademarks or tradenames pursuant to this JDL Agreement.

                              ARTICLE 5 - PAYMENTS

5.1 In consideration of the rights and licenses granted by P-Com to Siemens pursuant to this JDL Agreement, Siemens agrees to pay to P-Com the sum of [*] which shall be due and payable in [*] installments as follows: (i) P-Com shall invoice Siemens for [*] upon execution of this JDL Agreement by both Parties and such invoice shall be due and payable on or before [*]; and (ii) P-Com shall invoice Siemens for [*] on or after [*]. Such invoice shall be due and payable within seventy-five (75) days after date of such invoice

5.2 All monies due and payable at any time pursuant to this JDL Agreement shall be effected in U.S. Dollars.

5.3 All payments more than thirty (30) days past due shall accrue interest thereon commencing on the 31st day, at the rate of [*] on the past due balance, up to the maximum rate permitted under applicable law, until paid in full.

5.4 The effectiveness of this JDL Agreement will not be affected by the introduction of the EURO.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1  P-COM REPRESENTATIONS AND WARRANTIES.

     P-Com represents and warrants to Siemens as follows:

     6.1.1 P-Com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to enter into, execute, and deliver this JDL Agreement, and to perform its obligations

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

            under this JDL Agreement and to consummate the transactions contemplated herein.

     6.1.2 The execution and delivery by P-Com of this JDL Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated by this JDL Agreement have been duly authorized and no other corporate action is required by P-Com.

     6.1.3 This JDL Agreement constitutes the valid and legally binding obligation of P-Com, enforceable in accordance with its terms against P-Com.

     6.1.4 There are no bankruptcy, insolvency, or other similar proceedings, or arrangements with creditors, anticipated, contemplated or pending by P-Com.

     6.1.5 As of the Effective Date there are no outstanding rights, options, agreements or other commitments giving any person any current or future right to require P-Com or its Subsidiaries to license, sell, or deliver to such person or third parties any right or license to use or any ownership interests in the Joint Products or P-Com General Know-How which are inconsistent with the terms and conditions of this JDL Agreement.

     6.1.6 The execution, delivery and performance of this JDL Agreement will not violate the articles of incorporation, bylaws, or any agreement of P-Com.

     6.1.7 To the best knowledge of P-Com, no consent, approval, or authorization of, or declaration, filing, or registration with, any governmental body or any other person is required to be made or sought in connection with the execution, delivery and performance of this JDL Agreement by P-Com.

     6.1.8 To the best knowledge of P-Com, there is no litigation, arbitration, or other proceeding or governmental body investigation or proceeding pending, which relates to the subject matter of this JDL Agreement or any General Know-How, Joint Results or Patents of P-Com, and there is no basis for such litigation, arbitration or other proceedings or investigation, nor is there any basis for claims alleging or claiming violations of applicable law.

     6.1.9 There are no facts of which P-Com or its Subsidiaries are aware that would materially adversely affect the value of the rights and licenses granted to Siemens and set forth in this JDL Agreement.

6.2  SIEMENS REPRESENTATIONS AND WARRANTIES.

     Siemens represents and warrants to P-Com as follows:

   6.2.1 Siemens is a corporation duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany, and has full power and authority to enter into, execute, and deliver this JDL Agreement, and to perform its obligations under this JDL Agreement and to consummate the transactions contemplated herein.

   6.2.2 The execution and delivery by Siemens of this JDL Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated by this JDL Agreement have been duly authorized and no other corporate action is required by Siemens.

   6.2.3 This JDL Agreement constitutes the valid and legally binding obligation of Siemens, enforceable in accordance with its terms against Siemens.

   6.2.4 There are no bankruptcy, insolvency, or other similar proceedings, or arrangements with creditors, anticipated, contemplated or pending by Siemens.

   6.2.5 As of the Effective Date, there are no outstanding rights, options, agreements or other commitments giving any person any current or future right to require Siemens or its Subsidiaries to license, sell, or deliver to such person or third parties any right or license to use or any ownership interests in the Joint Products which are inconsistent with the terms and conditions of this JDL Agreement.

   6.2.6 The execution, delivery and performance of this JDL Agreement will not violate the articles of incorporation, bylaws, or any agreement of Siemens.

   6.2.7 To the best knowledge of Siemens, no consent, approval, or authorization of, or declaration, filing, or registration with, any governmental body or any other person is required to be made or sought in connection with the execution, delivery and performance of this JDL Agreement by Siemens.

   6.2.8 To the best knowledge of Siemens, there is no litigation, arbitration, or other proceeding or governmental body investigation or proceeding pending, which relates to Siemens and the subject matter of this JDL Agreement or Siemens interest in any Joint Results and there is no basis for such litigation, arbitration or other proceedings or investigation, nor is there any basis for claims alleging or claiming violations of applicable law.

   6.2.9 There are no facts of which Siemens or its Subsidiaries are aware that would materially adversely affect the value of the rights and licenses granted to P-Com and set forth in this JDL Agreement.

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

6.3  WARRANTIES

     P-Com warrants to Siemens that each and every Joint Product and Improvement designed and developed by P-Com pursuant to this JDL Agreement, and the Documentation (Engineering, Manufacturing and User) provided to Siemens by P-Com, is free from design and engineering defects, errors and omissions and conforms to the Technical Specifications. The Joint Results are and shall be free of any security interest, lien or any other encumbrance whatsoever. All Joint Results agreed to be provided or provided by P-Com to Siemens shall at date of delivery be up to date and complete, technically correct and ready for use for the purposes set forth in this JDL Agreement. P-Com further warrants that all Joint Products shall be Year 2000 compliant i.e. able to recognize, compute, process, compare and correlate, date sensitive data, between dates in the 20th century and dates in the 2lst and centuries following thereafter, including leap year data, and there will be no Firmware or Software failure or error related to processing and correlating date sensitive data between and transitioning from the 20th century to the 21st century. In the event any defect, error, omission, or deficiency is discovered, P-Com will correct the Joint Results promptly at P-Com's cost and expense.

6.4  DESIGN LIABILITY INDEMNIFICATION

     [*]. P-Com shall have no liability hereunder with respect to any modifications made to Joint Products or modifications made to Documentation (Engineering, Manufacturing, or User) by Siemens or other parties, to which P-Com was not a party.

6.5  PATENT INDEMNIFICATION

     P-Com agrees to defend against any claims asserted by a third party or any action brought by a third party against P-Com, Siemens, and/or any Subsidiaries of Siemens asserting that manufacture, sale, use or distribution of any Joint Product or component thereof or any Documentation (Manufacturing, Engineering, or User) as delivered by P-Com pursuant to this JDL Agreement, infringes a U.S. or foreign patent of such third party or violates the proprietary rights of such third party; and:

     [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

     [*]

     (ii) where (i) if this Section 6.5 does not apply, P-Com and Siemens shall share voice, power and control in the handling of the defense against any such third party claim that the manufacture, sale, use or distribution of any Joint Product or component thereof or Documentation (Manufacturing, Engineering, or User as delivered by P-Com, infringes a U.S. or foreign patent or the proprietary rights of such third party) and as between themselves shall be responsible for payment of all costs of defense, and costs and damages awarded in a non-appealable court decision or final alternative dispute resolution (e.g., arbitration) award in a claim against Siemens, P-Com and Siemens, Siemens and any Siemens Subsidiary, and/or P-Com and any Subsidiaries of Siemens, or any settlement agreed to by P-Com and Siemens or P-Com and such Siemens Subsidiary, in the following manner and shared as follows:

     Where
          A = total number of infringing units sold by P-COM to date of all Joint Product that is alleged to infringe in such third party claim and proceedings

          B = total number of infringing units sold by Siemens (and/or Siemens Subsidiary) to date of all Joint Product that is alleged to infringe in such third party claim and proceedings
     Then

     P-Com's share shall be the amount resulting from the following calculation:

                                    [*]
     And

     Siemens (and its Subsidiary's combined) share shall be the amount resulting from the following calculation:

                                    [*]

     Each Party agrees to give the other timely notice of any claims of infringement and to provide such information as it may have regarding such claim. P-Com agrees to cooperate with Siemens and provide such information and assistance as may be reasonably necessary to defend against such claim.

     Neither Party shall have any liability or obligation pursuant to this
     Section 6.5 to the other Party with respect to any third party infringement claims, and costs incurred in the

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

     defense thereof, and/or costs, expenses, or damages awarded or any settlement, where such third party infringement claim arises solely out of a modification, adaption, alteration or change in a Joint Product by or for either Party or its Subsidiary or any other person beyond and outside the scope of the joint development efforts of the Parties under this JDL Agreement (or beyond or outside any warranty or support and maintenance obligations or agreements with respect to the Joint Product if manufactured by it for the other Party).


                       ARTICLE 7  - TERM AND TERMINATION

7.1 The term of this JDL Agreement shall commence on the Effective Date and shall, subject to earlier termination as provided herein, continue in effect thereafter for a period of [*] calendar years (the "Term").

7.2  This JDL Agreement may be terminated as follows:

     7.2.1 In the event of a material breach by a Party (or its Subsidiary) of any of its obligations under this JDL Agreement, the other (non-breaching) Party shall have the right to terminate this JDL Agreement by giving written notice to the breaching Party specifying such breach; and if the breach is remediable, the breaching Party shall have ninety (90) days from date of receipt of such notice to remedy such breach. If such breach is not remedied within such ninety (90) days, this JDL Agreement shall automatically terminate at the end of such ninety (90) day period. If such breach is remedied within such ninety (90) days, such notice shall expire and have no further force or effect and this JDL Agreement shall continue in full force and effect and continue to bind the Parties. It being understood and agreed, however, without limiting Article 10, that neither Party shall be liable to the other Party for any indirect, punitive, special or consequential damages including lost profits howsoever arising out of any such breach even if it has been advised of the possibility thereof.

     7.2.2 A Party shall have the right to terminate this JDL Agreement in the event the other Party is unable to meet its debts and obligations to creditors when due and enters into an arrangement with its creditors with respect to the payment of its debts and obligations which arrangement is not terminated within thirty (30) days, makes a general assignment for the benefit of creditors, voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), or is placed in an insolvency proceeding, or if an order is issued appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such Party's property relating to this JDL Agreement, seeks reorganization under any bankruptcy act, consents to a petition seeking such reorganization, has a decree or a levy or attachment made against a substantial portion of its assets which order

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

            shall not be vacated, or set aside within thirty (30) days from date of issuance, or if any assignment for the benefit of its creditors is made.

     7.2.3 If Siemens is then in good standing under this JDL Agreement, Siemens and/or its Subsidiaries shall have the right to make such elections as may be provided for under Section 365(n) of the USA Bankruptcy Code and enjoy its licenses held pursuant to this JDL Agreement.

     7.2.4 In the event a Party materially breaches its obligations under the OEM Agreement entered into this same date between Siemens and P-Com, in that it fails to perform its obligations under Article 12 of said OEM Agreement, the non-breaching Party shall have the right to suspend performance of its obligations under this JDL Agreement.

                       ARTICLE 8 - EFFECT OF TERMINATION

8.1 In the event of a material breach of this JDL Agreement by P-Com or the occurrence of the conditions in Section 7.2.2 prior to completion of development and commercial availability of the Initial Joint Products or the sale of P-Com's PTM business unit, all monies paid pursuant to this JDL Agreement by Siemens to P-Com including the sums paid pursuant to Article 5 herein shall become immediately and unconditionally due and repayable by P-Com to Siemens, together with interest on unpaid balance at the rate of [*] per annum until repaid in full; and Siemens may elect to terminate this JDL Agreement and upon such election by Siemens, all licenses granted to or held by Siemens (and its Subsidiaries) under this JDL Agreement shall terminate. Whether or not Siemens exercises its right to terminate the JDL Agreement, Siemens has the right to use its [*] or rights or any other right as defined in either the JDL Agreement or OEM Agreement to recover any unpaid balance of the monies paid to P-Com plus interest for said License Agreement.

8.2  The following Sections shall survive any termination of this JDL Agreement:
     3.4, 3.5.1, 3.5.2, 3.5.3, 3.5.4, 3.5.5, 3.6, 3.8, 3.10.1, 6.3, 6.4, 6.5,
     8.1, 8.2, Articles 9, 10, 11, 12 10, 13, 15, 20, 22, 23.

                    ARTICLE 9 - GENERAL INDEMNIFICATION

     Subject to the limitations provided in Article 10 (Limitation of Liability), each Party agrees to indemnify and hold harmless the other Party, and its owners, officers, directors, agents, representatives, designees, Subsidiaries, affiliates and employees, from and against any and all claims, losses, penalties, forfeitures, damages, judgments, causes of action, suits, liabilities, costs and expenses, including, but not limited to, court costs, costs of settlement, litigation costs and reasonable attorneys' fees arising out of or related to (i) the intentional breach by such Party of any of the terms and conditions of this JDL Agreement , and
     (ii) any gross negligence, willful, act or omission to act by the

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

     indemnifying Party in the performance of its obligations under this JDL Agreement. Such liabilities shall include, but not be limited to, those which are attributable to injury to persons, sickness, disease or death; and/or from injury to or destruction of real or tangible personal property including loss of use thereof, theft, misuse or misappropriation.

                      ARTICLE 10 - LIMITATION OF LIABILITY

     NEITHER PARTY NOR ITS SUBSIDIARIES NOR THEIR RESPECTIVE EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS SHALL BE LIABLE TO THE OTHER IN ANY WAY WHATSOEVER, WHETHER AS A RESULT OF A CLAIM OR ACTION IN CONTRACT OR IN TORT OR OTHERWISE FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, LOST BUSINESS REVENUES, LOST BUSINESS, FAILURE TO REALIZE EXPECTED SAVINGS OR OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND WHATSOEVER, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE, AND WHETHER OR NOT THE PARTY, ITS EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. PROVIDED, HOWEVER, EACH PARTY MAY BE LIABLE TO THE OTHER OR THE SUBSIDIARIES OF THE OTHER FOR SUCH PURSUANT TO AN OBLIGATION TO INDEMNIFY AND HOLD HARMLESS AGAINST SUCH DAMAGES AWARDED TO A THIRD PARTY BY A COURT.

                           ARTICLE 11 - GOVERNING LAW

     This JDL Agreement shall be governed in all respects by the substantive laws of the State of New York, USA, without regard to its conflicts of law provisions. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) shall not be applicable to this JDL Agreement.

                          ARTICLE 12 - NON-ASSIGNABLE

     Neither Party may sell, assign or transfer this JDL Agreement or any of its rights or obligations hereunder, whether voluntarily or by operation of law, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any attempted assignment in violation of the foregoing shall be null and void. Provided however, Siemens, as a part of any corporate restructuring, may sublicense, sell, assign, and/or transfer this JDL Agreement and/or its rights or obligations hereunder in whole or in part to any Subsidiary which has sufficient financial reserves to discharge its obligations under this JDL Agreement, upon delivery of written notice to P-Com, provided such assignment shall not release Siemens from liability hereunder. Subject to the foregoing, this JDL Agreement will inure to the benefit of and be binding upon its successors, assigns and Subsidiaries of the Parties.

                              ARTICLE 13 - NOTICES

13.1 All notices or reports permitted or required under this JDL Agreement shall be in writing and shall be delivered by personal delivery, facsimile transmission confirmed by certified

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

     or registered airmail, return receipt requested, and shall be deemed given upon personal delivery, or upon acknowledgment or confirmation of receipt. Notices shall be sent to the following addresses of the Parties:

13.2 If to Siemens:
                     Siemens Aktiengesellschaft OEN Group
                     Hofmannstrasse 51
                     D - 81359 Munich
                     Germany
                     Attention: Bernhard Schlesinger
     with a copy to:
                     Siemens Telecom Networks
                     Attention: Henry Fendrich, Legal Counsel
                     900 Broken Sound Boulevard
                     Boca Raton, Florida 33487

13.3 If to P-Com:

                     P-Com, Inc.
                     3175 South Winchester Boulevard
                     Campbell, California 95008
                     USA
                     Attn:  President
                     Tel:  (408) 866-3666
                     Fax:  (408) 866-3655


     Or to such other addresses as may be indicated by such party from time to time by notice given in such manner.

                    ARTICLE 14 - INDEPENDENT CONTRACTORS

     Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the Parties. The Parties' relationship is one of independent contractors. All individuals furnished by one Party to the other Party to provide services hereunder shall be considered solely as and remain that Party's employees or agents, and that Party shall be responsible for payment of all their unemployment, social security and other payroll taxes, including employee benefit contributions as required by law.

                      ARTICLE 15  FORCE MAJEURE AND DELAYS

15.1 A Party shall not be liable for breach,for delay or nonperformance of the terms of this JDL Agreement, to the extent its delay or nonperformance is due to inability to perform due to Force Majeure (which shall be defined as any cause outside such Party's reasonable control and not due to its fault or negligence, including strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquake, embargoes, or any other cause which is beyond the reasonable control of such Party. The affected Party shall give the other Party reasonable notice of the occurrence of any Force Majeure that materially delays or affects its performance or which will foreseeably materially delay or affect its future performance under this JDL Agreement. Upon the expiration or termination of the Force Majeure the affected Party shall perform the affected obligations as soon as possible.

15.2 Notwithstanding any other provision in this JDL Agreement to the contrary, no Party shall be liable for breach , for any delay or failure in the performance of its obligations under this JDL Agreement that directly results from any failure of the other Party to perform its obligations under this JDL Agreement.

                        ARTICLE 16 - NO WAIVER OF RIGHTS

     The failure of either Party to require performance by the other Party of any provision hereof shall not affect the right to require such performance at any time thereafter; nor shall the waiver by either Party of a particular breach of any provision hereof be taken or held to be a continuing waiver or a waiver of the provision itself or of other breaches thereof.

                    ARTICLE 17 - SEVERABILITY OF PROVISIONS

     In the event that any provision of this JDL Agreement shall be held to be unenforceable or invalid under any applicable law by a court of competent jurisdiction, such un-enforceability or invalidity shall not render this JDL Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be deemed amended so as to comply with applicable law without prejudicing the balance of the mutual rights and obligations of the Parties under this JDL Agreement.

                             ARTICLE 18 - PUBLICITY

18.1 Neither Party shall disclose any of the terms of this JDL Agreement, or any discussions, negotiations, or activities of the Parties pursuant to this JDL Agreement, except as permitted under the terms of this JDL Agreement, or mutually agreed to in advance by both Parties.

18.2 Any and all press releases and publicity announcements by either Party will be submitted to the other Party five (5) calendar days in advance, for review and comments prior to release. Any advertising, sales and marketing promotions, relating to this JDL Agreement which references the other Party will be submitted to the other Party, five calendar days prior to releasing such publicity, for review and comments. Notwithstanding the foregoing, the Parties agree to make every reasonable effort to

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

     promptly submit its comments to the other Party, and to agree upon and consent to the publication of a mutually acceptable press release.

                         ARTICLE 19 - ENTIRE AGREEMENT

19.1 This JDL Agreement and the APPENDICES attached hereto and incorporated herein by reference constitute the entire agreement between the Parties with respect to the subject matter hereof. This JDL Agreement supersedes any and all prior discussions, negotiations, representations, communications, and agreements with respect to the subject matter hereof.

19.2 This JDL Agreement may only be amended by a writing that has been signed by the duly authorized representatives of both Parties hereto.

                            ARTICLE 20 - ARBITRATION

20.1 In the event of any claim and dispute between the Parties or their Subsidiaries with respect to this JDL Agreement, the Parties shall make a reasonable effort to resolve the same amicably. Senior executives of both Parties shall meet to attempt to resolve the same. Either Party shall have the right to request voluntary mediation of such dispute. In the event such claim and dispute is not resolved within thirty days after the commencement of such efforts, such claim and dispute arising out of or in connection with this JDL Agreement, including any question regarding its existence, validity, termination, interpretation or breach, shall be finally resolved by binding arbitration under and in accordance with the International Arbitration Rules of the American Arbitration Association in New York City ("Rules") by three arbitrators selected in accordance with the Rules.

20.2 Regardless of whether they are direct or the sole parties to the dispute, Siemens and P-Com shall each select one arbitrator. Both arbitrators shall agree on the third arbitrator within thirty (30) days. Should the two arbitrators fail, within the above time limit, to reach agreement on the third arbitrator, a third arbitrator shall be appointed by the American Arbitration Association.

20.3 The seat of arbitration shall be New York, New York, USA. The procedural law of this place shall apply where the Rules are silent.

20.4 The language to be used in the arbitration proceeding shall be English.

20.5 P-Com now and forever, on behalf of itself and its Subsidiaries, [*].

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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20.6 The award of the arbitrator shall be final and binding. Enforcement of the award may be sought in any court of competent jurisdiction. Either party may seek to obtain in any court of competent jurisdiction any interim relief or provisional remedy, including injunctive relief. Seeking or obtaining such interim relief or provisional remedy in a court shall not be considered to be a waiver of the agreement to arbitrate hereunder. This agreement to arbitrate shall survive any termination of this JDL Agreement.

20.7 Subject to the foregoing, the Parties, on their own behalf and on behalf of their Subsidiaries, waive the right to trial by jury with respect to matters relating to this JDL Agreement.

                   ARTICLE 21 - EEC NOTIFICATION/REGISTRATION

     If required by applicable law, the Parties will send notification of this JDL Agreement to the EEC Commission for antitrust clearance as soon as practicable after the Effective Date.

            ARTICLE 22 - NON DISCLOSURE OF CONFIDENTIAL INFORMATION

22.1 Siemens and P-Com each undertake to receive and maintain in confidence the confidential information disclosed to it by the other Party and to observe the same degree of care with respect to protecting and maintaining the confidence thereof, which they use to protect and maintain the confidentiality of their own respective confidential proprietary information (but not less than reasonable care). Confidential information shall be marked with notices such as "confidential" or "confidential and proprietary" at the time it is disclosed and furnished by one Party to the other under this JDL Agreement; confidential information disclosed orally shall be deemed confidential information only if summarized in writing by the disclosing party within thirty (30) days after disclosure and identified as "confidential" or "confidential and proprietary". Subject to such rights and licenses granted elsewhere in this JDL Agreement or in other agreements between the Parties, a Party shall not use the other Party's confidential information for any purpose other than in furtherance of the purposes of this JDL Agreement. These restrictions and requirements with respect to confidential information shall apply during the term of this JDL Agreement and for a period of five (5) years after termination of such five-(5) year term. Siemens and P-Com may disclose such confidential information to those employees, consultants, customers, agents and representatives having a need to know such confidential information, and solely in furtherance of the purposes of this JDL Agreement, only if such persons agree in writing in advance of disclosure receive and maintain the same in confidence.

22.2 The obligations of this Article 22 with respect to confidential information shall not apply to information which:

     22.2.1 is known to or in the possession of the receiving Party or its Subsidiaries prior to transmission by the disclosing party;

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

     22.2.2 becomes available to the receiving Party from a source other than the disclosing Party or is in or passes into the public domain other than by breach of this JDL Agreement;

     22.2.3 is developed independently by the receiving Party or its Subsidiaries without use of the confidential information of the disclosing Party; or

     22.2.4  is authorized to be disclosed by the disclosing Party;

22.3 It shall not be a breach of these non-disclosure of confidential information provisions where disclosure is made of confidential information disclosed by the other Party to a governmental agency or body where failure and refusal to disclose such information would result in violation of applicable law.

22.4 The foregoing provisions and any other provision of this JDL Agreement notwithstanding, each Party and its Subsidiaries shall have the right to use and to continue to use at any time, including during the term hereof and after termination or expiration of this JDL Agreement, without the consent, license, or permission of the other Party or any accounting to the other Party, any information (including confidential information) retained in human memory by its employees, officers, or representatives; "information retained in human memory" is information recalled without assistance such as by refreshment of memory using notes or with the assistance of other persons who also had access to such.

                          ARTICLE 23 - EXPORT CONTROLS

     Each Party and its respective Subsidiaries shall comply with the applicable export laws and regulations of the USA, Federal Republic of Germany and other countries and obtain such licenses which are required, prior to export or re-export of commodities and technical data and the results thereof.

                    ARTICLE 24 - INCORPORATION OF APPENDICES

     Attached to this JDL Agreement are the following APPENDICES:

          1.3 Description of Engineering Documentation for Joint Products and Improvements
          1.12   Description of Manufacturing Documentation
          1.16   PTM Transmission System
          2.1.1  Initial Joint Products-list, description
          2.1.2  Milestones for development of Initial Joint Products
          2.1.3  Technical Specifications for the Joint Products
          2.2 Additional Joint Products and Improvements- list, description, Technical Specifications, obligations of the Parties, milestones, method of funding, etc.

          3.10.1 Approvals for which Joint Products will qualify (US and Worldwide)

     all of which are incorporated herein by this reference and constitute a part of this JDL Agreement.

                           ARTICLE 25 - COUNTERPARTS

     This JDL Agreement may be signed in three or more counterparts, each of which is an executed original but all of which taken together shall constitute only one instrument.

IN WITNESS WHEREOF, EACH PARTY HERETO HAVE CAUSED THIS JDL AGREEMENT TO BE EXECUTED IN TRIPLICATE ORIGINALS BY IT'S DULY AUTHORIZED REPRESENTATIVES:


 ............(Place) ..........(Date)    ............(Place) ..........(Date)

SIEMENS AKTIENGESELLSCHAFT              P-COM, INC.

/s/ A. Maher  /s/ Frederick R. Fromm     /s/ George P. Roberts
 .....................................    .....................................
By:                                     By:  George P. Roberts
Title:                                  Title: Chairman, President and Chief
                                               Executive Officer

                                JDL APPENDICES


The following JDL APPENDICES are in this file:

     1.3     Engineering Documentation
     1.12    Manufacturing Documentation
     2.1.1   Initial Joint Products
     2.1.2   Initial Joint Product Milestones
     2.2     Additional Joint Products
     3.10.1  Approvals

The following JDL APPENDICES are stored as follows:

     1.16    PTM Transmission System (stored as JDL116)

     2.1.3   PTM: CPT ATM Support (stored as JDL213a)
             Document No. 78086, Revision 0

             P-Com/Siemens OC-3 Interface Module (stored as JDL213b) Document No. 78087, Revision 0

                    APPENDIX 1.3  ENGINEERING DOCUMENTATION


Engineering Documentation includes all written information which P-Com retains after production release of a product. This will vary based upon the type and complexity of each particular assembly, but will at a minimum include all documentation required by P-Com's ISO certified engineering process. Typical Engineering Documentation consists of:

     (a)  Functional Requirements
     (b)  Design Specifications
     (c)  Logic and Schematic Diagrams
     (d)  PC Artwork
     (e)  Mechanical Drawings
     (f)  Parts Lists
     (g)  ASIC Masks
     (h)  Source Files for Programmable Logic
     (i)  Binary Programming Information for Programmable Parts
     (j)  Software Source Code
     (k)  Firmware Source Code
     (l)  Identity and revision of Hardware and Software tools
     (m)  Identity and Revision of Licensed or Purchased Software
     (n) Engineering Notebook (notes from design reviews, meetings, and lab tests)
     (o)  Conformance Test Plan
     (p)  Conformance Test Results

                   APPENDIX 1.12  MANUFACTURING DOCUMENTATION


Manufacturing Documentation includes all written information which P-Com retains after production release of a product. This will vary based upon the type and complexity of each particular assembly, but will at a minimum include all documentation required by P-Com's ISO certified process. Typical Manufacturing Documentation consists of:

     (a) Parts Lists (including vendor specific part numbers and control drawings with qualified vendor list for custom parts)
     (b) PC Artwork and Associated Fabrication Drawings (including machine readable form)
     (c)  Mechanical Fabrication Drawings
     (d)  Assembly Drawings
     (e)  ATE Program Description, Fixture Drawing, and Custom Component Library
     (f)  Schematic and Logic Drawings
     (g)  Firmware Source and Object Files
     (h)  Programming Information for Programmable Logic Devices
     (i)  Unit Test Specification
     (j)  Unit Test Procedures
     (k)  Unit Test Fixture Specification
     (l) Unit Test Fixture Assembly Package (necessary data to fabricate and maintain Unit Test Fixture)
     (m) Procedure for transferring, controlling, and implementing Engineering Change Orders

                   APPENDIX 1.16 -- PTM TRANSMISSION SYSTEM


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

                     APPENDIX 2.1.1 INITIAL JOINT PRODUCTS


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

               APPENDIX 2.1.2 - INITIAL JOINT PRODUCT MILESTONES




Milestone                          Description                                              [*]
----------------------------------------------------------------------------------------------------------------------------

Technical       Describes required functions and regulatory              [*]       [*]      [*]     [*]       [*]       [*]
Specifications  compliance

----------------------------------------------------------------------------------------------------------------------------

Design Review   Verify conformance of paper design to Technical          [*]       [*]      [*]     [*]       [*]       [*]
                specifications
----------------------------------------------------------------------------------------------------------------------------

Hardware        Initial hardware with  software test routines            [*]       [*]      [*]     [*]       [*]       [*]
Prototypes
----------------------------------------------------------------------------------------------------------------------------

Functional      Integrated hardware and software which conforms          [*]       [*]      [*]     [*]       [*]       [*]
Prototypes      to Technical Specifications

----------------------------------------------------------------------------------------------------------------------------

Pre-            Initial units through pilot manufacturing                [*]       [*]      [*]     [*]       [*]       [*]
Production      process, includes manufacturing documentation and
Units           manufacturing test procedures. Volume of 100 -
                200 units per month suitable for field trials and
                initial customer deployment.
----------------------------------------------------------------------------------------------------------------------------

Production      Production units which may be manufactured in            [*]       [*]      [*]     [*]       [*]       [*]
Units           volume by Siemens or P-Com

----------------------------------------------------------------------------------------------------------------------------
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       Appendix 2.1.3 - Initial Joint Product Technical Specification

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

                    APPENDIX 2.2  ADDITIONAL JOINT PRODUCTS



                       THIS PAGE INTENTIONALLY LEFT BLANK


                     APPENDIX 3.10.1  REGULATORY COMPLIANCE



----------------------------------------------------------------------------------------------
[*]                                    Safety                           Emissions
----------------------------------------------------------------------------------------------
[*]                                    P/O Radio Modem                   P/O Radio Modem
----------------------------------------------------------------------------------------------
[*]                                    UL 1950                           FCC Part 15, Class A
                                       CSA 22.2
----------------------------------------------------------------------------------------------
[*]                                    EN 60950                          ETS 300-385
----------------------------------------------------------------------------------------------
[*]                                    UL 1950                           FCC Part 15, Class A
                                       CSA 22.2
----------------------------------------------------------------------------------------------
[*]                                    EN 60950                          ETS 300-385
----------------------------------------------------------------------------------------------
[*]                                    UL 1950                           FCC Part 15, Class A
                                       CSA 22.2                          ETS 300-385
                                       EN 60950
----------------------------------------------------------------------------------------------
[*]                                    P/O Hub                           P/O Hub
----------------------------------------------------------------------------------------------

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